UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

_________________

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

_________________

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100
Spokane, WA 99201	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 27, 2011, Clearwater Paper Corporation announced its results of operations and financial condition for the third quarter ending September 30, 2011.  The press release containing this announcement is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 26, 2011, Clearwater Paper Corporation announced that it had entered into an agreement to sell its lumber mill assets located near Lewiston, Idaho.  The transaction is expected to close during the fourth quarter of 2011.  A copy of the Press Release announcing the transaction is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release issued by Clearwater Paper Corporation, dated October 27, 2011:
CLEARWATER PAPER REPORTS THIRD QUARTER 2011
RESULTS RECORD QUARTERLY NET SALES OF $501 MILLION

99.2	Press release issued by Clearwater Paper Corporation, dated October 26, 2011:
CLEARWATER PAPER TO SELL LEWISTON SAWMILL TO IDAHO
FOREST GROUP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 27, 2011

CLEARWATER PAPER CORPORATION

		By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Clearwater Paper Corporation, dated October 27, 2011: CLEARWATER PAPER REPORTS THIRD QUARTER 2011 RESULTS RECORD QUARTERLY NET SALES OF $501 MILLION

99.2	Press release issued by Clearwater Paper Corporation, dated October 26, 2011: CLEARWATER PAPER TO SELL LEWISTON SAWMILL TO IDAHO FOREST GROUP